Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of June 24, 2022 (this “Amendment”), among GBDC 3 Funding LLC, as borrower (the “Borrower”), Golub Capital BDC 3, Inc., as servicer (the “Servicer”), Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”), as agent (in such capacity, an “Agent”) and as a committed lender (in such capacity, a “Lender”) and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, the “Collateral Agent”) and as collateral custodian (in such capacity, the “Collateral Custodian”).

WHEREAS, the Borrower, Golub Capital BDC 3, Inc., as equityholder, the Servicer, the Collateral Agent and the Collateral Custodian, the Facility Agent and each Agent and Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 10, 2019 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Facility Agent, the Collateral Agent, the Collateral Custodian and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.            Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1.            Amendments to the Loan Agreement. The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto.

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ARTICLE III

Conditions to Effectiveness

SECTION 3.1.            This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)               the execution and delivery of this Amendment by each party hereto;

(b)               the Facility Agent’s receipt of the legal opinion of Dechert LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;

(c)               a good standing certificate of the Borrower from its jurisdiction of formation and a copy of the resolutions of the Borrower approving this Amendment and the transactions contemplated hereby; and

(d)               all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1.            The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1.            Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.            Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 5.3.            Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4.            Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 5.5.            Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6.            Collateral Agent and Collateral Custodian. Each of the Borrower, the Lender, the Administrative Agent, and the Servicer hereby consents to and directs the Collateral Agent and Collateral Custodian to execute this Amendment and acknowledges and agrees that the Collateral Agent and Collateral Custodian shall be entitled to all of their rights, benefits, protections and indemnities set forth in the Loan Financing and Servicing Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GBDC 3 FUNDING LLC, as Borrower

By: Golub Capital BDC 3, Inc., as designated manager

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer

[Signature Page to Amendment to LFSA]

GOLUB CAPITAL BDC 3, INC., as Servicer

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Andrew Goldsmith
	Name:	Andrew Goldsmith
	Title:	Director

By:	/s/ Thorben A. Wedderien
	Name:	Thorben A. Wedderien
	Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Andrew Goldsmith
	Name:	Andrew Goldsmith
	Title:	Director

By:	/s/ Thorben A. Wedderien
	Name:	Thorben A. Wedderien
	Title:	Vice President

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and as Collateral Custodian

By:	/s/ Cindy Lai
	Name:	Cindy Lai
	Title:	Assistant Vice President

By:	/s/ Kathleen Gannaway
	Name:	Kathleen Gannaway
	Title:	Director

[Signature Page to Amendment to LFSA]

Exhibit A

CONFORMED LOAN FINANCING AND SERVICING AGREEMENT

EXECUTION VERSION

Conformed through Amendment No. ~~3~~4 to LFSA, dated ~~January 10~~June 24, 2022

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 10, 2019

GBDC 3 FUNDING LLC,

as Borrower

GOLUB CAPITAL BDC 3, INC.,

as Equityholder and as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

EACH OF THE ENTITIES FROM TIME TO TIME PARTY HERETO AS SECURITIZATION

SUBSIDIARIES,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent and as Collateral Custodian

-i-

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of September 10, 2019, among GBDC 3 FUNDING LLC, a Delaware limited liability company (the “Borrower”), GOLUB CAPITAL BDC 3, INC., a Maryland corporation, as equityholder (in such capacity, together with its successors and permitted assigns in such capacity, the “Equityholder”) and as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for each LENDER GROUP (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), EACH OF THE ENTITIES FROM TIME TO TIME PARTY HERETO AS SECURITIZATION SUBSIDIARIES, (each as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940.

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Affiliate” means, when used with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote more than 50% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” has a correlative meaning to the foregoing; provided that the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common financial sponsor.

“Agent” has the meaning set forth in the Preamble.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Funded Spread” means, as of any date of determination, the sum of: (a) in the case of each Eligible Collateral Obligation that bears interest at a spread over ~~a London interbank offered rate based index~~an Applicable Interest Rate, (~~i~~I)(x) the stated interest rate spread (including any applicable spread adjustments thereto) on each such Collateral Obligation above such index , plus (y) the greater of (i) such index or (ii) such floor minus (z) the Applicable Interest Rate for such applicable period of time multiplied by (~~ii~~ II) the outstanding principal amount of each such Collateral Obligation, plus (b) in the case of each Eligible Collateral Obligation that bears interest at a spread over an index other than ~~a London interbank offered rate based index, (A) the excess for each such Collateral Obligation of the sum of such spread for each such Collateral Obligation and such index for each such Collateral Obligation over the Applicable Interest Rate for such applicable period of time (which spread or excess may be expressed as a negative percentage) multiplied by (B) the outstanding principal amount of~~an Applicable Interest Rate, (I)(x) the stated interest spread (including any applicable spread adjustments thereto) on each such Collateral Obligation  above such index, plus (~~c) in~~y) the ~~case~~greater of ~~each Eligible Collateral Obligation that is a Fixed Rate Collateral Obligation, (x) the interest rate for such Collateral Obligation~~(i) such index or (ii) such floor minus (z) the ~~then-applicable~~ Applicable Interest Rate ~~of a period matching the term to maturity of~~for such Eligible Collateral Obligation ~~multiplied by (y~~, provided, that, Applicable Interest Rate for purposes of this clause (b) shall be determined based on the currency in which such Eligible Collateral Obligation is denominated for such applicable period of time, multiplied by (II) the outstanding principal amount of each such Collateral Obligation. For purposes of calculating the Aggregate Funded Spread, the stated interest rate of a Deferrable Collateral Obligation will be excluded from such calculation to the extent any Loan Party or the Servicer has actual knowledge that such payment of interest will not be made by the Obligor thereof during the applicable period or such payment of interest is not actually paid in cash.

“Aggregate Notional Amount” means, as of any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date.

“Aggregate Unfunded Amount” means, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Assets that have expired, terminated or been reduced to zero, and shall be reduced concurrently (and upon notice thereof to the Facility Agent) with each documented reduction in commitments of the Borrower under such Variable Funding Assets.

“Aggregate Unfunded Equity Amount” means, as of any date of determination, the sum of the Unfunded Exposure Equity Amounts of each Revolving Loan and Delayed Drawdown Loan included in the Collateral as of such date.

“Agreement” means this Loan Financing and Servicing Agreement (including each annex, exhibit and schedule hereto).

“AIF” has the meaning given to the term under the AIFMD.

“AIFM” has the meaning given to the term under the AIFMD.

“AIFMD” means Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification).

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a)	the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;

(b)	½ of one percent above the Federal Funds Rate; and

(c)	0.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related ~~Collection~~Accrual Period (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date).

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.31(a).

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.30(b).

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means, with respect to an Eligible Currency other than Dollars (x) for an actual currency exchange, the applicable currency Dollar spot rate obtained by the Servicer or (y) for all other purposes, the applicable currency Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, (1) other than in connection with the calculation of the Undrawn Fee, at the end of the immediately preceding Business Day and (2) in connection with the calculation of the Undrawn Fee, the immediately preceding Determination Date.

“Applicable Exchange Rate” means with respect to any Collateral Obligation denominated and payable in an Eligible Currency other than Dollars on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Servicer) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.

“Applicable Interest Rate” means (a) with respect to any Collateral Obligation denominated in CAD, the CDOR Rate, (b) with respect to any Collateral Obligation denominated in Euro, the EURIBOR Rate, (c) with respect to any Collateral Obligation denominated in AUD, the BBSW Rate, (d) with respect to any Collateral Obligation denominated in GBP, the sum of (i) Daily Simple SONIA and (ii) the SONIA Adjustment, and (e) with respect to any other Collateral Obligation, ~~the LIBOR Rate~~Term SOFR.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and published interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) during the Revolving Period, ~~2.00~~2.15% per annum and (ii) thereafter, ~~2.25~~2.40% per annum; provided that on and after the occurrence and continuation of any Event of Default and (other than in the case of an Event of Default pursuant to clauses (a), (d), (e), (f), (j) or (q) of Section 13.1) notice from the Facility Agent to the Borrower, the “Applicable Margin” shall be increased by 2.00% per annum; provided that upon delivery of such notice (if required), the Applicable Margin shall be retroactively increased from the date on which such Event of Default occurred.

“Appraised Value” means, with respect to any Asset Based Loan, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“AUD Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of an “AUD Lender”.

“Available Funds” has the meaning set forth in Section 17.12.

“Average Life” means, as of any day with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation (assuming, for purposes of this definition, the full exercise of any option to extend the maturity date or otherwise lengthen the maturity schedule that is exercisable without the consent of the Borrower) multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq.

“Base Rate” for any Advance means a rate per annum equal to (a) with respect to any Advance denominated in CAD, the CDOR Rate, (b) with respect to any Advance denominated in Euro, the EURIBOR Rate, (c) with respect to any Advance denominated in AUD, the BBSW Rate, (d) with respect to any Advance denominated in GBP, the sum of (i) Daily Simple SONIA and (ii) the SONIA Adjustment, and (e) with respect to any other Advance, ~~the LIBOR Rate~~Term SOFR for such Advance or portion thereof; provided, that in the case of

(a) any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Facility Agent that such circumstances no longer exist), or

(b) any period in the event ~~the LIBOR Rate~~Term SOFR is not reasonably available to any Lender for such period,

the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period.

“Basel III Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“BBSW Rate” means, ~~for~~with respect to any ~~day during the~~ Accrual Period, the greater of (a) 0.0% and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to three (3) months appearing on the Bloomberg Professional Service (or any successor thereto) ~~BBSW Screen~~Bank Bill Swap Reference Bid Rate as of 10:00 a.m. (Sydney, Australia time), on the first day of such ~~day~~Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) ~~BBSW Screen~~Bank Bill Swap Reference Bid Rate as contemplated, then the BBSW Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Sydney, Australia time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase AUD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in AUD and the same term to maturity as three (3) months, or if such date is not a Business Day, then on the immediately preceding Business Day. Notwithstanding the foregoing, if the BBSW Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the BBSW Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in Australian credit markets for similar types of facilities (including collateralized loan obligation transactions).

“BDC Parent” means Golub Capital BDC 3, Inc., in its capacity as a holder of membership interests in the Borrower.

“Borrowing Base Deficiency” means, as of any date of determination, an amount equal to, with respect to the Borrowing Base, the greater of (i) zero and (ii) the difference of the aggregate Advances Outstanding on such date over the Borrowing Base.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed; provided that when used in connection with any interest rate setting as to an Advance determined by reference to the Applicable Interest Rate, any fundings, disbursements, settlements and payments in respect of any such Advance, or any other dealings to be carried out pursuant to this Agreement in respect of any such Advance, the term “Business Day” shall ~~also~~ exclude any day on which banks are not open for dealings ~~(i)~~ in ~~Dollar or GBP~~ deposits in the ~~London interbank market (when used in connection with the LIBOR Rate or SONIA), (ii) in Euro deposits~~applicable Eligible Currency in the ~~Euro-zone~~applicable interbank market ~~(when used in connection with the EURIBOR Rate), (iii) in AUD deposits in Sydney, Australia (when used in connection with the BBSW Rate) or (iv) in CAD deposits in Toronto, Canada (when used in connection with the CDOR Rate). All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified~~.

“CAD” means the lawful currency of Canada.

“CAD Advance” means each Advance made in CAD.

“CAD Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “CAD Lender”.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capped Fees/Expenses” means, at any time, the Collateral Agent Fees and Expenses and the Collateral Custodian Fees and Expenses, in an aggregate amount not to exceed $100,000 in any calendar year.

“Cause” means, with respect to an Independent Member, (i) acts or omissions by such Independent Member that constitute willful disregard of such Independent Member’s duties as set forth in the Borrower’s Constituent Documents, (ii) that such Independent Member has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Member, (iii) that such Independent Member is unable to perform his or her duties as Independent Member due to death, disability or incapacity, or (iv) that such Independent Member no longer meets the definition of “Independent Member”.

“CDOR Rate” means, ~~for~~with respect to any ~~day during the~~ Accrual Period, the greater of (a) 0.0% and (b) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to three (3) months appearing on the Bloomberg Professional Service (or any successor thereto) ~~CDOR Screen~~Canadian Dealer Offered Rate as of 10:00 a.m. (Toronto time), on the first day of such ~~day~~Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) ~~CDOR Screen~~Canadian Dealer Offered Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Toronto time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase CAD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in CAD and the same term to maturity as three (3) months, or if such date is not a Business Day, then on the immediately preceding Business Day. Notwithstanding the foregoing, if the CDOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the CDOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in Canadian credit markets for similar types of facilities (including collateralized loan obligation transactions).

“Change of Control” means the occurrence and continuation of any of the following: (a) the management agreement between GC Advisors LLC and Golub Capital BDC 3, Inc. (or any successor thereof) shall fail to be in full force and effect; (b) the creation or imposition of any Lien on any limited liability company membership interest in the Borrower; (c) the failure by the Equityholder to own 100% of the limited liability company membership interests in the Borrower; or (d) the dissolution, termination or liquidation (which shall not include a merger in accordance with Section 7.5(i)) in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, Golub Capital BDC 3, Inc.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental Taxes (including Taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Borrower.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in Section 12.2.

“Collateral Agent” means Deutsche Bank Trust Company Americas, solely in its capacity as collateral agent hereunder, together with its successors and permitted assigns in such capacity.

and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation or evidence that such financing statements have been submitted for filing, in each case only to the extent reasonably available to the Servicer, and (iv) any other document included on the related Document Checklist that is reasonably requested by any Agent and reasonably available to the Servicer.

“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 3, as the same may be updated by the Borrower (or the Servicer on behalf of the Borrower) from time to time.

“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Diversity Test, the Minimum Weighted Average Spread Test, the Minimum Weighted Average Coupon Test and the Maximum Weighted Average Life Test; provided that none of the foregoing tests shall be applicable until the date that is 120 days after the Effective Date.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

~~“Collection Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date, or with respect to the final Collection Period, the Facility Termination Date.~~

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commercial Paper Rate” for Advances means, to the extent a Conduit Lender funds such Advances by issuing commercial paper, the sum of (i) the weighted average of the rates at which commercial paper notes of such Conduit Lender issued to fund such Advances (which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to its commercial paper maturing on dates other than those on which corresponding funds are received by the Conduit Lender and costs or other borrowings by the Conduit Lender (other than under any related support facility)) may be sold by any placement agent or commercial paper dealer selected by such Conduit Lender, as agreed in good faith between each such agent or dealer and such Conduit Lender; provided, that if the rate (or rates) as agreed between any such agent or dealer and such Conduit Lender for any Advance is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum plus, without duplication (ii) any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Conduit Lender’s commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper issued to fund the making or maintenance of any Advance. Each Conduit Lender shall notify the Facility Agent and the Borrower of its Commercial Paper Rate applicable to any Advance promptly after the determination thereof.

(a)	unless such Collateral Obligation is, as of the related Cut-Off Date, a Specified First Lien Loan, the Facility Agent in its sole discretion has delivered an Asset Approval Notice with respect to such Collateral Obligation;

(b)	as of the related Cut-Off Date such Collateral Obligation is not a Defaulted Collateral Obligation;

(c)	such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security;

(d)	such Collateral Obligation is not a Structured Finance Obligation;

(e)	such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any currency other than such Eligible Currency;

(f)	such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(g)	such Collateral Obligation is not a lease (including a financing lease);

(h)	as of the related Cut-Off Date, if such Collateral Obligation is a Deferrable Collateral Obligation, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 2.5% per annum over ~~the LIBOR Rate~~Term SOFR or (ii) otherwise, 2.5% per annum over the applicable index rate;

(i)	[reserved];

(j)	such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of such Collateral Obligation and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof);

(k)	such Collateral Obligation is not a trade claim and the value of such Collateral Obligation is not primarily derived from an insurance policy;

(l)	such Collateral Obligation is not a bond or a Floating Rate Note;

and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 (as amended by Regulation (EU) 2021/557); and, except as otherwise stated, means such Regulation as further amended from time to time.

“EU Securitization Rules” means (a) the EU Securitization Regulation; and (b) all regulatory technical standards and implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation and, in each case, any official binding guidance published in relation thereto by the European Supervisory Authorities and/or the European Commission, in each case as amended and in effect from time to time.

“EURIBOR Rate” means, ~~for~~with respect to any ~~day during the~~ Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to three (3) months as of 11:00 a.m., Brussels time, ~~for such day or, if such day is not a~~two (2) Business ~~Day,~~Days prior to the ~~immediately preceding Business Day~~first day of such Accrual Period; provided~~,~~ that in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to three (3) months are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, ~~for~~two Business Days prior to the first day of such ~~day~~Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate per annum at which deposits in Euros are offered by the principal office of the Facility Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to three (3) months. Notwithstanding the foregoing, if the EURIBOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the EURIBOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in European credit markets for similar types of facilities (including collateralized loan obligation transactions).

“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the member states of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided, that if any member state or states ceases to have such single currency as its lawful currency (such member

Amounts in excess of 10% of the Excess Concentration Measure and (y) the “Oil, Gas and Consumable Fuels”, “Gas Utilities”, “Independent Power and Renewable Electricity Producers”, “Energy, Equipment and Services” and “Metals and Mining” S&P Industry Classifications, which may not have Collateral Obligations with Collateral Obligation Amounts in excess of 10% of the Excess Concentration Measure, in the aggregate) over 20% of (x) during any Conditional Ramp-Up Period, the Target Portfolio Amount and (y) otherwise, the Excess Concentration Measure; provided, that the sum of the Collateral Obligation Amounts of all Collateral Obligations with an Obligor in any S&P Industry Classification in excess of all other S&P Industry Classifications may be up to 25% of (x) during any Conditional Ramp-Up Period, the Target Portfolio Amount and (y) otherwise, the Excess Concentration Measure;

(d) the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over 10% of the Excess Concentration Measure;

(e) the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations with a primary Obligor Domiciled in (i) a jurisdiction other than the United States or any State thereof over 25% of the Excess Concentration, (ii) the United Kingdom over 20.0% of the Excess Concentration Measure, (iii) in Canada over 15.0% of the Excess Concentration Measure and (iv) any Group I Country, Group II Country, Group III Country or Tax Jurisdiction, in the aggregate, over 10.0% of the Excess Concentration Measure;

(f) the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations denominated in an Eligible Currency (other than Dollars) over 25% of the Excess Concentration Measure;

(g) the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Variable Funding Assets over 10% of the Excess Concentration Measure;

(h) the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are DIP Loans over 10% of the Excess Concentration Measure;

(i) the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Participation Interests over 5% of the Excess Concentration Measure;

(j) the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that (i) are Deferrable Collateral Obligations and (ii) provide for current cash pay interest of less than the ~~LIBOR Rate~~applicable base rate in the underlying loan agreement, as applicable, plus 5% (or 5% for Fixed Rate Collateral Obligations) over 20% of the Excess Concentration Measure; provided, that no more than 10% of the Excess Concentration Measure can consist of Deferrable Collateral Obligations that provide for current cash pay interest of less than the ~~LIBOR Rate~~applicable base rate in the underlying loan agreement, as applicable, plus 2.5% (or 2.5% for Fixed Rate Collateral Obligations); provided further that no more than 5% of the Excess Concentration Measure can consist of Deferrable Collateral

Obligations that provide for current cash pay interest of less than the ~~LIBOR Rate~~applicable base rate in the underlying loan agreement, as applicable, plus 1% (or 1% for Fixed Rate Collateral Obligations); provided further that no more than 10% of the Excess Concentration Measure can consist of Collateral Obligations that were Deferrable Collateral Obligations that provide for current cash pay interest of less than the ~~LIBOR Rate~~applicable base rate in the underlying loan agreement, as applicable, plus 5% (or 5% for Fixed Rate Collateral Obligations) as of the applicable Cut-Off Date;

(k) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in a Permitted Gaming Industry over 7.5% of the Excess Concentration Measure; and

(l) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in the defense industry (other than a Prohibited Defense Asset) over 7.5% of the Excess Concentration Measure.

“Excess Concentration Measure” means (A) during the Ramp-up Period, the Target Portfolio Amount and (B) after the Ramp-up Period, as of any date of determination, the sum of (i) the Aggregate Eligible Collateral Obligation Amount plus (ii) all amounts on deposit in the Principal Collection Account plus (iii) all amounts on deposit in the Unfunded Exposure Account.

“Excess Funds” means, as of any date of determination with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination and (ii) the principal of and interest on all of its loans outstanding on such date of such determination.

“Excluded Amounts” means, as of any date of determination, (i) any amount deposited into the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) amounts received in the Collection Account with respect to any Warranty Collateral Obligation retransferred or substituted for or that is otherwise replaced by a Substituted Collateral Obligation, or that is otherwise sold or transferred by the Borrower pursuant to Section 9.34(c), to the extent such amount is attributable to a time after the effective date of such replacement or sale and (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Golub BDC CLO” means (i) each special purpose vehicle (including those structured as total return swaps) approved by the Facility Agent, (ii) any future borrower under a credit facility or total return swap undertaken by Golub Capital BDC 3, Inc. or an Affiliate thereof and which has been approved in the sole discretion of the Facility Agent for purposes of this definition or (iii) any future special purpose vehicles that are wholly or partly owned subsidiaries of Golub Capital BDC 3, Inc. or an Affiliate thereof.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~450,000,000~~750,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances Outstanding.

“Facility Termination Date” means the earliest of (i) the date that is three (3) years after the last day of the Revolving Period, (ii) the date on which the Equityholder ceases to exist and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Floating Rate Note” means a floating rate note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust or other person that is secured by a first or second priority perfected security interest or lien in or on specified collateral securing the issuer’s obligations under such note.

“Foreign Currency Advance Amount” means, on any Measurement Date, the equivalent in Dollars of the aggregate principal amount of all Advances denominated in an Eligible Currency other than Dollars outstanding on such date, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

“Foreign Currency Sublimit” means, on any Measurement Date and with respect to any Eligible Currency (other than Dollars), a Dollar amount equal to the lesser of (a) (i) with respect to each CAD Lender, the sum of each CAD Lender’s Pro Rata Percentage of the Advances Outstanding, (ii) with respect to each Euro Lender, the sum of each Euro Lender’s Pro Rata Percentage of the Advances, (iii) with respect to each AUD Lender, the sum of each AUD Lender’s Pro Rata Percentage of the Advances or (iv) with respect to each GBP Lender, the sum of each GBP Lender’s Pro Rata Percentage of the Advances and (b) 25% of the Facility Amount on such date.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fourth Amendment Effective Date” means June 24, 2022.

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.

“FX Evaluation Date” means (a) each Funding Date, (b) each Measurement Date, (c) within five (5) days of each Determination Date; (d) the date on which any Event of Default occurs and (e) each other date requested by the Agent in its sole discretion.

“FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii).

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“GBP” means the lawful currency of the United Kingdom.

“GBP Advance” means each Advance made in GBP.

“GBP Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “GBP Lender”.

“Group I Country” means the Netherlands, Australia, Japan, Singapore and New Zealand.

“Group II Country” means the Germany, Ireland, Sweden and Switzerland.

“Group III Country” means the Austria, Belgium, Denmark, Finland, France, Luxembourg and Norway.

independent directors, managers, limited partners and/or members and other corporate services to the applicable Loan Party, the Equityholder or any of their respective Affiliates in the ordinary course of its business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any of (a),

(b)	or (c) above.

“Information” has the meaning set forth in Section 17.14.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, winding-up, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing or (c) any analogous procedure or step is taken in any jurisdiction to which such Person is subject.

“Interest Collection Account” means the collective reference to (i) the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) number (a) with respect to Dollars, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “USD Interest Collection Account”, (b) with respect to Euros, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “EUR Interest Collection Account”, (c) with respect to GBPs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “GBP Interest Collection Account”, (d) with respect to AUDs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “AUD Interest Collection Account”, (e) with respect to CADs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “CAD Interest Collection Account” and (f) each sub-account of the Collection Account of each Securitization Subsidiary into which Interest Collections shall be segregated, and, in each case, is in the name of the Borrower or such Securitization Subsidiary, as applicable, and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a) and (ii) each trust account in the name of the Collateral Agent for the benefit of the applicable

~~“LIBOR Rate” means, for any day during the Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the Bloomberg Professional Service as the Screen Rate for a period equal to three (3) months as of 11:00 a.m., London time, for such day or, if such day is not a Business Day, the immediately preceding Business Day; provided, that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to three (3) months are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying Screen Rates of major banks as of 11:00 a. m., London time, for such day (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in the Eligible Currency are offered by the principal office of the Facility Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) for such day and for a period equal to three (3) months. Notwithstanding the foregoing, if the LIBOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement (without the consent of any other party hereto) to replace references herein to the LIBOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities (including collateralized loan obligation transactions).~~

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including Tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any leveraged or commercial loan.

“Loan Party” means, collectively and individually as the context requires, the Borrower and each Securitization Subsidiary party hereto.

“Loan Register” has the meaning set forth in Section 15.5(a).

“Loan Registrar” has the meaning set forth in Section 15.5(a).

“Make-Whole Fee” has the meaning set forth in the Fee Letter.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board.

“Material Action” means an action to institute proceedings to have a Loan Party be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any applicable insolvency law, to seek relief under any law relating to relief from debts or the protection of debtors, or consent to the institution of bankruptcy or insolvency proceedings against a Loan Party or file a petition seeking, or consent to, reorganization or relief with respect to a Loan Party under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 9.35 as of any time of determination, the sum of (i) (x) during the Revolving Period, the Collateral Obligation Amount of such Collateral Obligation multiplied by the Advance Rate for such Collateral Obligation and (y) after the Revolving Period, the Principal Balance of such Collateral Obligation, (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchased Collateral Obligation” means, with respect to any ~~Collection~~Accrual Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the applicable Loan Party on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.

“Required Lenders” means, at any time, (a) Lenders holding Advances aggregating greater than 50% of all Advances Outstanding or if there are no Advances Outstanding, Lenders holding Commitments aggregating greater than 50% of all Commitments or (b) the Facility Agent and Lenders holding aggregate Advances equal to 50% of all Advances Outstanding or if there are no Advances Outstanding, Lenders holding aggregate Commitments equal to 50% of all Commitments; provided that, Advances outstanding owing to Defaulting Lenders and the commitments of Defaulting Lenders shall be disregarded for purposes of this definition.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to (a) the Servicer or any Loan Party, any duly authorized senior officer of the Servicer or such Loan Party directly responsible for the administration of this Agreement, (b) the Collateral Agent or Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject, or (c) any other Person, the President, any Vice-President or Assistant Vice-President, Corporate Trust Officer or the Controller of such Person, or any other officer or employee having similar functions.

“Restricted Information” has the meaning set forth in Section 10.22(b).

“Retained Economic Interest” has the meaning set forth in Section 10.22(a).

B = the product of (A) the positive difference (if any) of (I) 2.0x of the Aggregate Unfunded Amount minus (II) the Unrestricted Cash of the Equityholder multiplied by (B) 50%; and

C = the fraction (expressed as a percentage) of the Aggregate Unfunded Equity Amount over the Aggregate Unfunded Amount.

“Revolving Liquidity Test” means a test that will be satisfied on any date of determination if the lowest of (A) the Facility Amount, (B) the Borrowing Base (calculated assuming a Revolving Liquidity Adjustment Amount of zero) and (C) the Maximum Availability exceeds the Advances outstanding by an amount at least equal to the Aggregate Unfunded Equity Amount.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Loan.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) the date that is 42 Months after the Effective Date or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and the Facility Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default and (other than in the case of an Event of Default pursuant to clauses (a), (d), (e), (f), (j) or (q) of Section 13.1) notice from the Facility Agent to the Borrower.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctioned Countries” has the meaning set forth in Section 9.30.

“Sanctions” has the meaning set forth in Section 9.30.

“Sanctions Target” has the meaning set forth in Section 9.30.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if the sum of Daily Simple SONIA and the SONIA Adjustment is less than 0.0%, SONIA shall be deemed to be 0.0% for purposes of this Agreement.

“SONIA Adjustment” means, for a period equal to three (3) months, 0.1193% per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“S&P Industry Classification” means the industry classifications set forth in Schedule 6, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if S&P publishes revised industry classifications.

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the applicable Loan Party or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Reinvestment Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

~~“Screen Rate” means (a) with respect to Dollar Advances, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period, (b) with respect to GBP Advances, the rate equal to the Sterling Overnight Index Average administered by the Bank of England (or any other person which takes over the administration of that rate), (c) with respect to Euro Advances, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period, (d) with respect to AUD Advances, the rate equal to the Bank Bill Swap Reference Bid Rate (or a comparable or successor rate) for the relevant time period and (e) with respect to CAD Advances, the rate equal to the Canadian Dealer Offered Rate (or a comparable or successor rate) for the relevant period.~~

“Second Lien Loan” means any Loan (a) that is secured by a valid and perfected Lien on substantially all of the Obligor’s assets constituting Related Property for such Loan, subject only to the prior Lien provided to secure the obligations under a “first lien” loan and any other Permitted Liens, (b) that, except for the express lien priority provisions under the documentation of the “first lien” lenders, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) that the Servicer determines in accordance with the Servicing Standard that the value of the Related Property (or the enterprise value and ability to generate cash flow) on or about the time of origination equals or exceeds the outstanding balance of the Loan plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same Related Property (including, without limitation, the outstanding principal balance of the “first lien” loan).

(b) any failure on the part of the Servicer (in each case, solely in its capacity as Servicer) duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party, which failure continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the date on which written notice of such failure is given to a Responsible Officer of the Servicer;

(c) the occurrence of an Insolvency Event with respect to the Servicer;

(d) any representation, warranty or certification made by the Servicer (in each case, solely in its capacity as Servicer) in this Agreement shall prove to have been incorrect when made, which has a Material Adverse Effect and continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the date on which written notice of such event is given to a Responsible Officer of the Servicer; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with Section 9.35 hereof and the Equityholder complies with its repurchase obligations in the Sale Agreement with respect to such Collateral Obligation;

(e) an Event of Default occurs and is continuing;

(f) (i) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $20,000,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess of $20,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) a Change of Control occurs; or

(i) Golub Capital BDC 3, Inc. or an Affiliate thereof ceases to be the Servicer.

“Servicer Expenses” means any accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Servicer (other than the Servicing Fee) under the Transaction Documents.

“Servicing Fee” means with respect to any Distribution Date, the senior fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related ~~Collection~~Accrual Period, which shall be equal to one-quarter of the product of (i) 0.50% multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related ~~Collection~~Accrual Period; provided that, approved by the Facility Agent (in its sole discretion); provided that with respect to clause (g) of the definition of Material Modification, any modification pursuant to a United States federal government assistance program (e.g., the Paycheck Protection Program) shall not be considered a Specified Revaluation Event; or

(b) the Leverage Multiple with respect to such Collateral Obligation becomes more than 2.00x higher than the Original Leverage Multiple; provided that, so long as no other Revaluation Event occurs concurrently, the first such occurrence of a Revaluation Event pursuant to clause (d) of the definition thereof due to the Leverage Multiple with respect to such Collateral Obligation becoming more than 2.00x higher than the Original Leverage Multiple shall not constitute a Specified Revaluation Event.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable.

“Substitute Eligible Collateral Obligation” means each Eligible Collateral Obligation pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 9.35.

“Substituted Collateral Obligation” means, with respect to any ~~Collection~~Accrual Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a Substitute Eligible Collateral Obligation pursuant to Section 9.35 and the Sale Agreement.

“Tangible Net Worth” means, with respect to any Person, the consolidated assets minus the consolidated liabilities of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks; provided that such calculation shall not take into consideration any market price changes or perceived market price changes.

“Target Portfolio Amount” means $~~666,000,000~~1,110,000,000 or such other amount as agreed by the Facility Agent and the Borrower in connection with an increase in the Facility Amount in excess of $50,000,000.

“Tax Jurisdiction” means the Cayman Islands, Bermuda, Curaçao, St. Maarten, the Channel Islands or the Bahamas.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to an Advance in Dollars (other than an Advance bearing interest at the Alternate Base Rate), the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Term SOFR Transition Event has not yet occurred, then solely for such Accrual Period, the Facility Agent may elect to utilized the Term SOFR Reference Rate that was published by the Term SOFR Administrator on the first preceding U. S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator or the Base Rate with respect to an Advance in Dollars in its sole discretion; provided further, that if the sum of Term SOFR is less than 0%, Term SOFR shall be deemed to be 0% for purposes of this Agreement. Notwithstanding the foregoing, if a Term SOFR Transition Event occurs, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement (without the consent of any other party hereto) to replace references herein to Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities (including collateralized loan obligation transactions).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion, subject to the Servicer’s consent).

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Transition Event” means, occurrence of one or more of the following events with respect to the Term SOFR, as determined by the Facility Agent (in consultation with the Servicer): (a) a public statement or publication of information by or on behalf of the Term SOFR Administrator announcing that it has ceased or will cease to provide Term SOFR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR; (b) a public statement or publication of information by the regulatory supervisor of the Term SOFR Administrator, an insolvency official with jurisdiction over the Term SOFR Administrator, a resolution authority with jurisdiction over the Term SOFR Administrator or a court or an entity with similar insolvency or resolution authority over the Term SOFR Administrator, which states that the Term SOFR Administrator has ceased or will cease to provide Term SOFR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Term SOFR; (c) a public statement or publication of information by the regulatory supervisor for the Term SOFR administrator announcing that Term SOFR is no longer representative or (d) Term SOFR ceases to exist.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, each Securitization Subsidiary Joinder, each Joinder Agreement and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Underlying Instrument ” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Fee” means a fee payable pursuant to Section 3.1(b) for each day of the related ~~Collection~~Accrual Period equal to the product of (x) the difference between the aggregate Commitments on such day minus the Advances Outstanding on such day, multiplied by (y) the Undrawn Fee Rate multiplied by (z) 1/360.

“Undrawn Fee Rate” has the meaning set forth in the Fee Letter.

“Unfunded Exposure Account” means the collective reference to (i) the segregated, non-interest bearing securities accounts (within the meaning of Section 8-501 of the UCC) number (a) with respect to Dollars, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “USD Unfunded Exposure Account”, (b) with respect to Euros, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “EUR Unfunded Exposure Account”, (c) with respect to GBPs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “GBP Unfunded Exposure Account”, (d) with respect to AUDs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “AUD Unfunded

Exposure Account” and (e) with respect to CADs, created and maintained on the books and records of the Securities Intermediary for the Borrower entitled “CAD Unfunded Exposure Account” and, in each case, is in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a) and (ii) each trust account in the name of the Collateral Agent for the benefit of the applicable Securitization Subsidiary and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties.

“Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to any Revolving Loan or Delayed Drawdown Loan included in the Collateral, an amount equal to (i) the product of (a) Aggregate Unfunded Amount with respect to such Revolving Loan or Delayed Drawdown Loan multiplied by (b) the difference of (x) 100% minus (y) the lower of the Maximum Portfolio Advance Rate and the Weighted Average Unfunded Advance Rate, in each case, as of such date plus (ii) the product of (a) Aggregate Unfunded Amount with respect to such Revolving Loan or Delayed Drawdown Loan multiplied by (b) the difference of 100% minus the Discount Factor (if any) assigned to such Revolving Loan or Delayed Drawdown Loan.

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unmatured Servicer Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Default.

“Unrestricted Cash” means, (a) with respect to any Loan, the meaning of “Unrestricted Cash” or any comparable term in the Underlying Instruments for the applicable Loan and (b) in any case that “Unrestricted Cash” or such comparable term is not defined in such Underlying Instruments or otherwise as applicable in this Agreement, cash and cash equivalents of the applicable Person available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or uses.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.3(f).

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the outstanding principal balance of such Collateral Obligation by (ii) the aggregate outstanding principal balance of all Eligible Collateral Obligations.

“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the aggregate outstanding principal balance of all Eligible Collateral Obligations.

“Weighted Average Unfunded Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations that are Variable Funding Assets included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Advance Rate of each such Variable Funding Asset by (b) such Variable Funding Asset’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance by (ii) the sum of all Variable Funding Assets’ contributions to the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Withholding Agent” means the Borrower, the Facility Agent, the Collateral Agent and the Servicer.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

“Yield” means the sum of the following, with respect to any Accrual Period and each Eligible Currency, the sum for each day in such Accrual Period of amounts determined in accordance with the following formula:

IR x L

D

where: IR                    =                the Interest Rate applicable to such Advance on such day during such ~~Collection~~Accrual Period;

(b) No later than 2:00 p.m. on the Business Day of the repayment of Advances Outstanding or sale of additional Eligible Collateral Obligations pursuant to Section 2.10(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Facility Agent (with a copy to the Collateral Agent and the Collateral Custodian) notice of such repayment or sale and a duly completed Borrowing Base Certificate, updated to the date such repayment or sale is being made and giving pro forma effect to such repayment or sale, and (ii) to the Facility Agent, if applicable, a description of any Eligible Collateral Obligation and each Obligor of such Eligible Collateral Obligation to be sold and an updated Collateral Obligation Schedule. Failure to deliver any such notice shall not affect the satisfaction of the cure of the Borrowing Base Deficiency made pursuant to Section 2.10(a).

ARTICLE III

YIELD, UNDRAWN FEE, ETC.

Section 3.1 Yield and Undrawn Fee. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the outstanding amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum amount permitted by Applicable Law.

(b) The Borrower shall pay the Undrawn Fee on the dates specified in Section 3.2.

Section 3.2 Yield and Undrawn Fee Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and the Undrawn Fee (as applicable) shall be payable, without duplication:

(a) on the Facility Termination Date;

(b) on the date of any payment or prepayment, in whole of the Advances Outstanding and the termination of this Agreement; and

(c) on each Distribution Date.

Section 3.3 [Reserved].

Section 3.4 Computation of Yield, Fees, Etc. Each Agent (on behalf of its respective Lender Group) and the Facility Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent thereof in writing no later than ~~the Determination Date immediately~~five (5) Business Days prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1.

(m) [Reserved].

(n) Commingling. The Servicer shall not, and shall not permit any of its Affiliates to, deposit any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

(o) Taxes. The Equityholder shall file on a timely basis all federal and other material Tax returns (including foreign, federal, state, local and otherwise) required to be filed, if any, and shall pay all federal and other material Taxes due and payable by it (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Equityholder).

(p) Proceedings. The Servicer shall furnish to the Facility Agent, as soon as possible and in any event within three (3) Business Days after the Servicer receives notice or obtains actual knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s interest in the Collateral or the Servicer, in each case which could reasonably be expected to cause a material adverse effect.

Section 7.6 Servicing Fees; Payment of Certain Expenses by Servicer. On each Distribution Date, to the extent not waived, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related ~~Collection~~Accrual Period pursuant to Section 8.3(a). The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and each other Transaction Document.

Section 7.7 Collateral Reporting. The Servicer shall use commercially reasonable efforts to cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 11.3. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

Section 7.8 Notices. The Servicer shall deliver to the Facility Agent and the Collateral Agent, promptly after having obtained knowledge thereof, notice of any Servicer Default, Event of Default or Material Modification. The Servicer shall deliver to the Facility Agent and the Collateral Agent, promptly after a Responsible Officer having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer’s Certificate of any Unmatured Servicer Default or Unmatured Event of Default.

Section 7.9 Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records. (a) Each of the Borrower (including on behalf of each Securitization Subsidiary) and the Servicer shall permit representatives of the Facility Agent (upon prior written

ARTICLE VIII

ACCOUNTS; PAYMENTS

Section 8.1 Accounts. (a) On or prior to the Effective Date, the Servicer or each Securitization Subsidiary, as applicable, shall establish each Account in the name of the Borrower and each Account shall be a segregated, non-interest bearing trust account established with the Securities Intermediary, who shall forward funds from the Collection Account to the Collateral Agent upon its request for application by the Collateral Agent pursuant to Section 8.3(a). If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account ceases to be an Eligible Account (with notice to the Servicer and the Facility Agent), then the funds in such Account shall be transferred to an account at another institution where such account meets the requirements of an Eligible Account.

Except as set forth below, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset, or (ii) to make a deposit into the Collections Account as Principal Collections if, after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account is equal to or greater than (i) prior to the end of the Revolving Period, the Revolving Liquidity Adjustment Amount and (ii) after the end of the Revolving Period, the Aggregate Unfunded Amount.

Following the Facility Termination Date, any draw request made by an Obligor under a Variable Funding Asset included in the Collateral, along with wiring instructions for the applicable Obligor, shall be forwarded by the Servicer to the Collateral Agent (with a copy to the Facility Agent) along with an instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Agent shall fund such draw request in accordance with such instructions from the Servicer.

Following the end of the Revolving Period, if a Loan Party shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset included in the Collateral and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Amount (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Servicer shall direct the Collateral Agent to and the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall.

(b) All amounts held in any Account shall, to the extent permitted by Applicable Law, be invested by the Collateral Agent, as directed by the Servicer in writing (or, if the Servicer fails to provide such direction, such amounts shall remain uninvested), in Permitted Investments that mature (i) with respect to the Collection Account, not later than one Business Day prior to the Distribution Date for the ~~Collection~~Accrual Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.

Section 8.3 Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent and approved by the Servicer pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i)            From the Interest Collection Account, the Amount Available constituting Interest Collections for such Distribution Date in the following order of priority:

(A)          FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $50,000 in any calendar year;

(B)          SECOND, first (1) to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related ~~Collection~~Accrual Period, which expenses shall not exceed in the aggregate the amount of the Capped Fees/Expenses and second (2) to the Servicer, any accrued and unpaid Servicer Expenses, which Servicer Expenses shall not exceed either (x) $25,000 on any Distribution Date or (y) $90,000 in any calendar year;

(C)           THIRD, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(i)(C), to the Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date);

(D)           FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(i)(D), (1) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Fees and Indemnified Amounts due to the Lenders, the Agents and the Facility Agent and (2) to the Hedge Counterparties, any amounts owed on the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(E)           FIFTH, (1) first, to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the Advances Outstanding in the amount necessary to eliminate any outstanding Borrowing Base Deficiency and reduce the Advances Outstanding to an amount not to exceed the Maximum Availability, (2) second, if the Minimum Equity Condition is not satisfied on such Distribution Date, (x) to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the Advances Outstanding in the amount necessary to reduce the Advances Outstanding or (y) to the Principal Collection Account as Principal Collections for application in accordance with Section 8.3(b) until the Minimum Equity Condition is satisfied; (3) third, solely during the Revolving Period, if the Diversity Score is less than 10 but greater than or equal to 8, to the Principal Collection Account as Principal Collections for application in accordance with Section 8.3(b) in the amount necessary (as determined by the Servicer in its reasonable discretion) to increase the Diversity Score above 10 and (4) fourth, to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the Advances Outstanding in the amount necessary to reduce the Advances Outstanding to an amount such that after giving effect to such reduction the Foreign Currency Advance Amount is less than the Foreign Currency Sublimit;

(F)         SIXTH, (1) during the Revolving Period, if the Diversity Score is less than 8, to the Agents on behalf of their respective Lenders pro rata to repay the Advances Outstanding and (2) after the end of the Revolving Period, if the Diversity Score is less than 6, to the Agents on behalf of their respective Lenders pro rata to repay the Advances Outstanding;

(G)         SEVENTH, to the extent not waived by the Servicer, to the Servicer, any accrued and unpaid Servicing Fee for the related ~~Collection~~Accrual Period;

(H)         EIGHTH, to any Affected Persons, any Increased Costs then due and owing;

(I)          NINTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(i)(I), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(J)          TENTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(A) above, to the payment of taxes and governmental fees owing by the Borrower, if any;

(K)        ELEVENTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(L)         TWELFTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) above, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent and the Collateral Custodian;

(M)        THIRTEENTH, to pay any other amounts due and payable by the Borrower or otherwise under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a);

(N)         FOURTEENTH, during the Revolving Period, (1) during an Unmatured Event of Default, to remain in the Interest Collection Account as Interest Collections, and (2) otherwise, at the option of the ~~Equityholder~~Servicer, either such Amount Available to the ~~Equityholder or~~Servicer, to remain in the Principal Collection Account as Principal Collections or to remain in the Interest Collection Account as Interest Proceeds; and

(O)        FIFTEENTH, after the Revolving Period, (1) during an Unmatured Event of Default or Event of Default, to remain in the Interest Collection Account as Interest Collections (other than amounts necessary to make any BDC Tax Distribution), and (2) otherwise, such remaining Amount Available, to the Borrower.

(ii)           From the Principal Collection Account, the Amount Available constituting Principal Collections for such Distribution Date in the following order of priority:

(A)        FIRST, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clauses (A) through (F), in that order, but, in each case, only to the extent not paid in full thereunder;

(B)         SECOND, after the end of the Revolving Period, to the Agents on behalf of their respective Lenders pro rata to repay the Advances Outstanding;

(C)         THIRD, during the Revolving Period, in an amount directed by the Servicer (unless such entity is unaffiliated with the initial Servicer, in which case the Equityholder), if any, to the Principal Collection Account as Principal Collections for application in accordance with Section 8.3(b);

(D)         FOURTH, to pay, in accordance with Section 8.3(a)(i) above, the amount referred to in clause (G) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder and not waived by the Servicer;

(E)         FIFTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clauses (H) and (I) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder;

(F)         SIXTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (J) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder

(G)         SEVENTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (K) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(H)         EIGHTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) or Section 8.3(a)(i)(L), to the Collateral Agent and the Collateral Custodian, any costs and expenses due to the Collateral Agent and the Collateral Custodian under the Transaction Documents (other than Increased Costs and Indemnified Amounts);

(I)          NINTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (M) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(J)          TENTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (N) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder; and

(K)         ELEVENTH, (1) during an Unmatured Event of Default or an Event of Default, to remain in the Principal Collection Account as Principal Collections (other than amounts necessary to make any BDC Tax Distribution) and (2) otherwise, such remaining such Amount Available to the Borrower.

(b) During the Revolving Period, the Borrower may withdraw from the Collection Account any Principal Collections and apply such Principal Collections to (A) prepay the Advances Outstanding in accordance with Section 2.4 or (B) acquire additional Collateral Obligations (each such reinvestment of Principal Collections, a “Reinvestment”), subject to the following conditions:

(i)         the Borrower shall have given written notice to the Collateral Agent and the Facility Agent of the proposed Reinvestment at or prior to 3:00 p.m., New York City time, one Business Day prior to the proposed date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);

(ii)          each condition precedent set forth in Section 6.2 shall be satisfied; and

(iii)          upon the written request of the Borrower (or the Servicer on the Borrower’s behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the applicable Reinvestment Date, the Collateral Agent shall have provided to the Facility Agent by ~~facsimile or~~ e-mail (to be received no later than 1:30 p.m. New York City time on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account.

(c) During the Revolving Period, the Borrower may direct the Collateral Agent to withdraw such funds for the purpose of making payments in respect of the Advances each case, pursuant to the Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby and in accordance with the Servicing Standard.

Section 9.24 Collections. Such Loan Party acknowledges that (i) all Obligors (and related agents) have been directed to make all payments directly to the Collection Account and (ii) all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the applicable Collection Account in accordance with Section 10.10.

Section 9.25 Value Given. Such Loan Party has given fair consideration and reasonably equivalent value to the Equityholder in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 9.26 Use of Proceeds. Such Loan Party is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the Federal Reserve Board from time to time.

Section 9.27 Separate Existence. Such Loan Party is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Equityholder, and such Loan Party hereby acknowledges that the Facility Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon such Loan Party’s identity as a separate legal entity. Since its formation, such Loan Party has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between such Loan Party and the Equityholder (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 9.28 Transaction Documents. The Transaction Documents delivered, together with the Constituent Documents of the Borrower, to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the ~~Borrower~~Loan Parties, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to the this Agreement or the Sale Agreement, the ~~Borrower~~Loan Parties shall be the lawful owner of, and have good title to, as applicable, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the ~~Borrower~~Loan Parties, as applicable, without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the ~~Borrower~~Loan Parties constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.29 EEA Financial Institution. Such Loan Party is not an EEA Financial Institution.

Section 9.30 Anti-Terrorism, Anti-Money Laundering. (a) Neither such Loan Party nor any Affiliate, officer, employee or director, acting on behalf of such Loan Party is (i) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Afghanistan, Cuba, Iran, Syria, North Korea, the “Donetsk People’s Republic”, the “Luhansk People’s Republic” and the Crimea region in Ukraine (the “Sanctioned Countries”); (ii) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries or is owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person who is the subject or target of Sanctions (a “Sanctions Target ”); (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. Such Loan Party is and each Affiliate, officer, employee or director, acting on behalf of such Loan Party is (and is taking no action which would result in any such Person not being) in compliance with (a) all OFAC rules and regulations, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that such Loan Party or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.

(b) Such Loan Party has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against such Loan Party, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of such Loan Party, threatened.

Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale).

(d) In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

Section 9.35 Repurchase or Substitution of Warranty Collateral Obligations. In the event (A) of a breach of Section 9.5 or Section 9.13 with respect to a Collateral Obligation (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation) or (B) that, as of the related Cut-Off Date, a Collateral Obligation did not satisfy the definition of “Eligible Collateral Obligation” (each such Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Equityholder or the Servicer and (y) receipt by the Equityholder or the Servicer of written notice thereof given by the Facility Agent, the Borrower shall either (a) repay Advances Outstanding in an amount equal to the aggregate Repurchase Amount with respect to the Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation(s) one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the applicable representation or warranty shall be made true and correct or the eligibility criteria set forth in the definition of “Eligible Collateral Obligation” in the Loan Agreement that was not satisfied as of the applicable Cut-Off Date is satisfied; provided, further, that during the Revolving Period no such repurchase or substitution shall be required to be made with respect to any Warranty Collateral Obligation if, after giving effect to the Warranty Collateral Obligation, no Borrowing Base Deficiency exists.

Upon confirmation of the deposit of the amounts set forth in this Section 9.35 into the Collection Account or the delivery by the Borrower of a Substitute Eligible Collateral Obligation for each Warranty Collateral Obligation pursuant to this Section 9.35 (the date of such confirmation or delivery, the “Release Date”), such Warranty Collateral Obligation and Related Property shall be removed from the Collateral and, as applicable, the Substitute Eligible Collateral Obligation and Related Property shall be included in the Collateral. On the Release Date of each Warranty Collateral Obligation, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Collateral Obligation and any Related Property and all future monies due or to become due with respect thereto.

Section 9.36 Affiliate Transactions. (a) Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Equityholder (and Affiliates thereof) shall not reacquire from the ~~Borrower~~Loan Parties and the ~~Borrower~~Loan Parties shall not transfer to the Equityholder or to Affiliates thereof, and none of the Equityholder nor any Affiliates thereof will have a right or ability to purchase, the Collateral Obligations of the ~~Borrower~~Loan Parties other than with respect to sales pursuant to Section 9.35, unless (i) such transaction is at arm’s-length and for fair market value (except in the case of repurchases of Collateral Obligations by the Equityholder pursuant to Section 6.1 of the Sale Agreement or substitutions of Collateral Obligations pursuant to Section 6.1 of the Sale Agreement) and (ii) after the end of the Revolving Period if such sale is at a price that is less than par, without the prior written consent of the Facility Agent.

(b) Subject to Section 9.36(d) and notwithstanding Section 9.34(a)(iv), the ~~Borrower~~Loan Parties may make optional sales of Collateral Obligations (i) to an Affiliate of the ~~Borrower~~Loan Parties subject to satisfaction of the conditions and limitations set forth in Sections 9.34(a)(i) and 9.34(a)(iii) and (ii) to an Existing Golub BDC CLO subject to satisfaction of the conditions and limitations set forth in Sections 9.34(a)(i), 9.34(a)(iii) and 9.36(c).

(c) Subject to the satisfaction of the conditions set forth in Sections 9.34(a)(i), 9.34(a)(iii) and 9.34(a)(v), the ~~Borrower~~Loan Parties may, from time to time upon three (3) Business Days’ prior written notice to the Facility Agent (with a copy to the Collateral Agent and the Collateral Custodian), sell all or a portion of the Collateral Obligations to one or more Existing Golub BDC CLOs, which sales shall not be subject to the limitations elsewhere set forth in this Article IX other than as set forth in Section 9.36(d) below.

(d) In no event shall the sum of the aggregate Principal Balance of Collateral Obligations sold to an Existing Golub BDC CLO following the six-month anniversary of the Effective Date exceed 20% of the highest aggregate Principal Balance of all Collateral Obligations at any time during the preceding 12 calendar months; provided that (x) the ~~Borrower~~Loan Parties may sell Collateral Obligations with an aggregate Principal Balance up to an additional 20% of the highest aggregate Principal Balance of all Collateral Obligations at any time during the preceding 12 calendar months in excess of the limitation set forth in this clause (d) so long as ~~the Borrower~~a Loan Party retains at least 33% of the Principal Balance of such Collateral Obligation and (y) such limitation shall not apply to (i) any Collateral Obligations transferred to an Existing Golub BDC CLO with respect to a new issue collateralized loan obligation managed by the Servicer or an Affiliate of the Servicer and underwritten, arranged and/or structured by the Facility Agent or any Affiliate of the Facility Agent shall be excluded from the foregoing limit or (ii) any Collateral Obligations included in the Excess Concentration Amount; provided, further that the ~~Borrower~~Loan Parties may sell Collateral Obligations with an aggregate Principal Balance up to an additional 10% of the highest aggregate Principal Balance of all Collateral Obligations at any time during the preceding 12 calendar months in excess of the limitations set forth in this clause (d) and the foregoing proviso so long as the ~~Borrower~~Loan Parties sells any such Collateral Obligations to an Existing Golub BDC CLO that is a collateralized loan obligation issuer.

made by any Obligor with respect to any Collateral Obligation and direct such Obligor to make payments as required hereunder.

Section 10.20 Delivery of Collateral Obligation Files. (a) Such Loan Party (or the Servicer on behalf of such Loan Party) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com, ~~jerry-b.li~~anuar.atiye-manzur@db.com and andrew.goldsmith@db.com) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than three (3) Business Days following the related Funding Date; provided that, notwithstanding the foregoing, the Borrower shall cause the documentation required by this Section 10.20 to be in the possession of the Collateral Custodian not later than (A) five (5) Business Days if the Servicer or its Affiliate is the agent with respect to such Loan and (B) otherwise, fifteen (15) days, in each case after the related Cut-Off Date as to any Collateral Obligations; provided, further that any file-stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within three (3) Business Days of the related Funding Date). In addition, promptly following the occurrence of an Event of Default, the Borrower shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Collateral Obligation for which the Servicer, the Equityholder, the Investment Manager or any of their respective Affiliates is the loan agent. The Borrower shall maintain (or cause to be maintained) for the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Servicer Default, deliver to the Facility Agent copies of all such Records which evidence or relate to the Collections.

(b) The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com and andrew.goldsmith@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com and andrew.goldsmith@db.com and (iv) obligor reports delivered in connection with Section 7.5(l) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.

Section 10.21 ERISA.

(a) The Borrower will not become a Benefit Plan Investor at any time while any Obligations are outstanding.

(b) The Borrower will not take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code.

(c) The Borrower shall not sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.

Section 10.22 Risk Retention.

(a) For so long as any Obligations are outstanding: the Equityholder represents and undertakes that: (A) as an originator for purposes of the EU Securitization Rules, the Equityholder holds and will retain on an on-going basis, a net economic interest in the securitization transaction contemplated by this Agreement, which shall not be less than 5% of the aggregate nominal value of all the Collateral Obligations (the “Retained Economic Interest”) measured at the time of origination (being the occasion of each origination or acquisition of a Collateral Obligation by the Borrower); (B) the Retained Economic Interest takes the form of a first loss tranche in accordance with paragraph (d) of Article 6(3) of the EU Securitization Regulation, as represented by the Equityholder’s direct equity interest in the Borrower and indirect equity interest in the Securitization Subsidiaries (“Equity Interests”); (C) the Equityholder directly holds and will directly retain 100% of the Equity Interests in the Borrower and in turn the Borrower holds and will retain 100% of the equity interests in the Securitization Subsidiaries; (D) the aggregate capital contributions made by the Equityholder with respect to the Equity Interests in the Borrower shall represent at least 5.0% of the aggregate of the nominal value of all the Collateral Obligations measured at the time of origination as described in (A) above; and (E) the Equityholder shall not, and it will procure that its Affiliates (including without limitation, the Borrower and the Securitization Subsidiaries) do not, hedge or otherwise mitigate its credit risk or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising under or associated with the Retained Economic Interest, except to the extent permitted under the EU Securitization Rules.

(b) Each Monthly Report shall contain or be accompanied by a certification from the Equityholder containing a representation that all of the conditions set forth in clause (a) above are true and have been true up to and on each date of the related ~~Collection~~Accrual Period. The Equityholder shall provide to the Facility Agent and/or any Lender that is subject to the EU Securitization Rules: (A) prompt written notice of any breach of the obligations set forth in clause (a) above; (B) confirmation in writing that all of the conditions set forth in clause (a) above continue to be complied with (x) in the event of a material change in the transaction structure that materially impacts the performance of the Collateral Obligations or the risk characteristics of the Collateral Obligations and Advances made with respect thereto and (y) upon the occurrence of any Event of Default or becoming aware of any breach of the obligations contained in any Transaction Documents; and (C) all information, documents, reports and notifications that any such entity reasonably requests in connection with its obligations under the EU Securitization Rules, but only to the extent the same (x) is in the possession (or reasonable procurement) of the Equityholder, and (y) is not subject to contractually binding confidentiality requirements or laws governing the protection of confidentiality of information and the processing of personal data (“Restricted Information”), or if it is Restricted Information and cannot be anonymized or aggregated, the Facility Agent

Collateral Obligations and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations. Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Servicer or the Lenders which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

In no event shall any Note Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such Note Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any Note Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 14.7 Indemnification. The Lenders agree to indemnify the Facility Agent and its respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Servicer under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances (or their Commitments, if no Advances are outstanding) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Facility Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Facility Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Facility Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith.

Section 14.8 Successor Note Agent . If the Facility Agent shall resign as Facility Agent under this Agreement, then the Required Lenders (with the prior written consent of the Borrower) shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term “Facility Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Facility Agent’s rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent and (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian. Notwithstanding the foregoing, if ~~the LIBOR Rate~~Term SOFR ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Servicer and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to ~~the LIBOR Rate~~Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities. Upon execution of any amendments by the Borrower, the Servicer and the Facility Agent as provided herein, the Servicer shall deliver a copy of such amendment to the Collateral Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

Notwithstanding the foregoing, upon the determination by any Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule), each of the Borrower, the Servicer, each Lender, each Agent, the Collateral Agent, the Collateral Custodian and the Facility Agent hereby agree to work in good faith (at the expense of such Lender) to amend or amend and restate the commercial terms of this Agreement (including, if necessary, to re-document under a note purchase agreement or indenture) to ensure future compliance with such Applicable Law.

Section 17.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address ~~or facsimile number~~ of such party set forth under its name on Annex A or at such other address ~~or facsimile number~~ as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) ~~if transmitted by facsimile,~~ when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 17.4 Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral

Section 17.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 17.9 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of this Agreement by ~~facsimile or~~ electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Delivery of an executed signature page of this Agreement by ~~facsimile or~~ email transmission shall be effective as delivery of a manually executed counterpart hereof. ~~The parties agree that this~~This Agreement ~~may~~shall be valid, binding, and enforceable against a party only when executed and delivered by ~~electronic signatures and that the electronic signatures appearing on this Agreement are~~an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall be valid, binding and enforceable and shall for all purposes have the same ~~as handwritten signatures for the purposes of~~ validity, ~~enforceability~~legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 17.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE EQUITYHOLDER, EACH LOAN PARTY, THE SERVICER, THE FACILITY AGENT, THE AGENTS, THE INVESTORS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

be required by any law or regulation applicable to it (including securities laws) or requested by any Official Body to disclose such information.

(b) The Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about any Loan Party, the Servicer, the Equityholder or their respective Affiliates or the Obligors, the Collateral Obligations, the Related Security or otherwise obtained by the Facility Agent, the Collateral Agent or such Lender pursuant to this Agreement (“Information”) shall be held in confidence ~~(it being understood that documents provided to the Facility Agent hereunder may in all cases be distributed by the Facility Agent to the Lenders but may not be distributed to any prospective Lender or participant without the prior written consent of the Borrower on behalf of itself of any Securitization Subsidiary)~~ except that the Facility Agent, the Collateral Agent, the Collateral Custodian or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives; provided that each such Person shall, as a condition to any such disclosure, agree for the benefit of the Servicer, the Equityholder and each Loan Party (A) to maintain the confidentiality of the Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loans, the Obligors and each Loan Party and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, and (B) that such information shall be used solely in connection with such Person’s evaluation of, or relationship with, each Loan Party and its Affiliates, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Facility Agent, the Collateral Agent, the Collateral Custodian or such Lender, (iii) to the extent such information was available to the Facility Agent or such Lender on a non-confidential basis prior to its disclosure to the Facility Agent or such Lender hereunder, (iv) with the consent of the Servicer, ~~(v) to the extent permitted by Article XV,~~ or (~~vi~~v) to the extent the Facility Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that in the case of clause (~~vi~~v) above, the Facility Agent or such Lender, as applicable, will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Servicer of its intention to make any such disclosure prior to making any such disclosure. Prior to the disclosure of any information thereto, any prospective Lender or participant shall be required to execute a non-disclosure agreement in a form and substance acceptable to (x) if an Event of Default or Servicer Default has occurred and is continuing or if in connection with an assignment pursuant to Section 15.4(b) and Section 15.4(d), such disclosing party otherwise (y) the Borrower.

Section 17.15 Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 17.15 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 17.16 Replacement of Lenders.

(a) If any Lender (i) requests compensation under Section 5.1, or (ii) requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender or require any Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 15.4), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment), except (i) the Facility Agent or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented without undue delay to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2 or (d) becomes a Defaulting Lender or (e) does not consent to any amendment or modification (including in the form of a consent or waiver) described in Section 17.2 which is approved by the Borrower, the Facility Agent and the Required Lenders or (f) does not consent to a request to extend the date set forth in the definition of “Facility Termination Date”; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) during the Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (iv~~) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.4(a), (v~~) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Indemnified Taxes, as the case may be, (~~vi~~v) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender, ~~and~~

~~(vii~~(vi) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4. 3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter and (vii) if such replacement is being effected in accordance with clauses (a), (c), or (d) of this Section 17.16(b), the Borrower shall have the right, but not the obligation, to repay on a non-pro rata basis the outstanding Advances of such Lender; provided that with respect to this clause (vii), any such non-pro rata payment (1) will be subject to DBNY’s, in its capacity as the Facility Agent, consent in its sole discretion and (2) may not occur so long as an event of Default has occurred and is continuing or in the event of an Unmatured Event of Default. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.18 Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the requesting Lender) may, at any time, in its sole discretion and at its own cost, obtain a private rating for this loan facility. The Borrower and the Servicer hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating so long as such acquisition and maintenance of any such rating does not impose any additional covenants or requirements on the Borrower that make this facility more restrictive.

Section 17.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Collateral Custodian is the same entity as the Collateral Agent, the Collateral Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.

Section 18.14 Electronic Methods. The Collateral Custodian shall be entitled to treat a ~~facsimile,~~ pdf or e-mail communication or communication by other similar electronic means in a form reasonably satisfactory to the Collateral Agent (“Electronic Methods”) from a person purporting to be (and whom the Collateral Custodian, acting reasonably, believes in good faith to be) the authorized representative of the Facility Agent, the Servicer or the Loan Parties, as sufficient instructions and authority of the Facility Agent, the Servicer or the Loan Parties for the Collateral Custodian to act and shall have no duty to verify or confirm that such person is so authorized. The Collateral Custodian shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions. Each of the Facility Agent, the Servicer and the Loan Parties agree:

(a) to assume all risks arising out of the use of such Electronic Methods to submit instructions and directions to the Collateral Custodian, including without limitation the risk of the Collateral Custodian acting on unauthorized instructions (which the Collateral Custodian reasonably believed in good faith to be authorized instructions from the proper party), and the risk of interception and misuse by third parties;

(b) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Collateral Custodian and that there may be more secure methods of transmitting instructions than the method(s) selected by the Facility Agent, the Servicer or the Loan Parties; and

(c) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

[Signature pages begin on next page]

ANNEX A

GBDC 3 FUNDING LLC,

as Borrower

c/o Golub Capital BDC 3, Inc.

666 Fifth Avenue, 18th Floor

New York, NY 10103

Attention: David Golub

GOLUB CAPITAL BDC 3, INC.,

as Equityholder and Servicer

666 Fifth Avenue, 18th Floor

New York, NY 10103

Attention: David Golub

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent and Collateral Custodian

For all communications and for delivery of
Collateral Obligation Files

Deutsche Bank Trust Company Americas
Structured Credit Services

1761 E. Saint Andrew Place
Santa Ana, CA 92705

Reference: GBDC 3 Funding LLC
Email: ryan-a.murray@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

~~60 Wall Street~~One Columbus Circle

New York, New York ~~10005~~10019

Attention: Asset Finance Department
~~Facsimile No.: 212-797-5160~~

Email: amit.patel@db.com; James.kwak@db.com, thorben.wedderien@db.com;
Andrew.Goldsmith@db.com; and anuar.atiye-manzur@db.com

A-1

DEUTSCHE BANK AG, NEW YORK BRANCH,
as an Agent and as a Committed Lender

~~60 Wall Street~~One Columbus Circle

New York, New York ~~10005~~10019

Attention: Asset Finance Department
~~Facsimile No.: 212-797-5160~~

Email: amit.patel@db.com; James.kwak@db.com, thorben.wedderien@db.com;
Andrew.Goldsmith@db.com; and anuar.atiye-manzur@db.com

A-2

Annex B

Lender	Commitment

Deutsche Bank AG, New York Branch	~~$450,000,000~~$750,000,000

B-1